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                                                                    EXHIBIT 99.3

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U.S. BANCORP SPECIAL MEETING OF STOCKHOLDERS
TUESDAY, FEBRUARY 13, 2001, AT 9:00 A.M.
MINNEAPOLIS CONVENTION CENTER
1301 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55403
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P R O X Y  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF U.S.
           BANCORP.

           The undersigned, having received the Notice of Special Meeting and Joint Proxy Statement-Prospectus, revoking any proxy previously given, hereby appoint(s) Andrew Cecere and Lee R. Mitau as proxies (each with power to act alone and with full power of substitution) to vote as directed all shares the undersigned is (are) entitled to vote at the U.S. Bancorp Special Meeting of Stockholders and authorize(s) each to vote in his or her discretion upon such other business as may properly come before the meeting, or any adjournment or postponement thereof. IF THIS SIGNED PROXY CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED OCTOBER 3, 2000 BETWEEN FIRSTAR CORPORATION AND U.S. BANCORP, AS AMENDED, AND IN THE DISCRETION OF
           THE NAMED PROXIES ON ALL OTHER MATTERS.
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UNLESS VOTING BY TELEPHONE OR THROUGH THE INTERNET, PLEASE MARK, SIGN AND DATE
THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
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                                                                SEE REVERSE SIDE
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                              FOLD AND DETACH HERE
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/X/     PLEASE MARK YOUR VOTE
        AS IN THIS EXAMPLE.
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       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

PROPOSAL 1:  Adoption of the Agreement and Plan of Merger, dated as of
             October 3, 2000, as amended, between Firstar Corporation and U.S. Bancorp.

   / /   WILL ATTEND SPECIAL MEETING   / /   FOR  / /   AGAINST  / /   ABSTAIN

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                                                              Date , 2001

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                                                                                 Signature(s)
                                                              Please sign exactly as your name(s) appear(s) on
                                                              this proxy card. Joint owners should each sign. If
                                                              signed by an attorney, executor, guardian or in
                                                              some other capacity or as an officer of a
                                                              corporation, please add title as such. UNLESS
                                                              VOTING BY TELEPHONE OR THROUGH THE INTERNET, PLEASE
                                                              SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                              USING THE ENCLOSED ENVELOPE.
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                              FOLD AND DETACH HERE
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                         VOTE BY TELEPHONE OR INTERNET
                            FAST - EASY - IMMEDIATE

U.S. Bancorp encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may vote your shares 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note that all votes by telephone or through the Internet must be received by midnight (EST), on February 12, 2001.

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TO VOTE BY PHONE:     CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-877-777-8683.
                      You will be asked to enter the Control Number printed in the box above, just below the perforation. Then simply follow the instructions.

TO VOTE BY INTERNET:  GO TO THE WEB SITE ADDRESS: www.eproxyvote.com/usb
                      You will be asked to enter the Control Number printed in the box above, just below the perforation. Then simply follow the instructions. (As with all Internet usage, the user must pay all fees and telephone charges.)

TO VOTE BY MAIL:      Simply mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

                      YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
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                                ADMISSION TICKET
                     (Present this ticket at the meeting.)

                  U.S. BANCORP SPECIAL MEETING OF SHAREHOLDERS

                    TUESDAY, FEBRUARY 13, 2001 AT 9:00 A.M.
                         MINNEAPOLIS CONVENTION CENTER
                            1301 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA

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Shareholder Name(s):                                         ------------------------------------------------------------
                                                             (Please print exactly as your name(s) appear(s) on the proxy card.)
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              Please refer to page 19 of the Joint Proxy Statement
        for the location of the Annual Meeting and parking information.